                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                            The Trizetto Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

[TRIZETTO LOGO]







                                                                  April 13, 2001

        Dear Fellow Stockholders:

        On behalf of the Board of Directors, it is my pleasure to invite you to TriZetto's 2001 Annual Meeting of Stockholders, which will be held on Wednesday, May 16, 2001, at the Hyatt Regency Irvine, 17900 Jamboree Boulevard, Irvine, California.

        Attached are the Notice of Meeting and the Proxy Statement, which describe in detail the matters on which you are being asked to vote. Also enclosed is TriZetto's Annual Report to Stockholders, which discusses highlights of the past year and includes TriZetto's Annual Report on Form 10-K.

        Whether you plan to attend the meeting or not, I encourage you to promptly complete and return the enclosed proxy card so that your shares will be represented and properly voted at the meeting.

        I look forward to seeing you at the meeting.

        /s/ JEFFREY H. MARGOLIS

        Jeffrey H. Margolis
        Chief Executive Officer, President
        and Chairman of the Board

[TRIZETTO LOGO]








                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 2001



        The 2001 Annual Meeting of Stockholders of The TriZetto Group, Inc. will be held at the Hyatt Regency Irvine, 17900 Jamboree Boulevard, Irvine, California 92614, on May 16, 2001, at 2:00 p.m., for the following purposes:

        (1) To elect two Class II directors to serve for a three-year term expiring at the 2004 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

        (2) To amend TriZetto's First Amended and Restated 1998 Stock Option Plan to increase the number of shares issuable thereunder by 1,800,000 shares, bringing the total number of shares available for issuance thereunder to 9,000,000;

        (3) To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of TriZetto for the fiscal year ending December 31, 2001; and

        (4) To transact such other business properly brought before the meeting.


        Only stockholders of record at the close of business on March 30, 2001 will be entitled to vote at the annual meeting or any adjournment or postponement thereof.

                                        By Order of the Board of Directors

                                        /s/ JEFFREY H. MARGOLIS
                                        ----------------------------------------
                                        Jeffrey H. Margolis
                                        Chief Executive Officer, President
                                        and Chairman of the Board

April 13, 2001
Newport Beach, California




EVEN IF YOU PLAN TO ATTEND THE MEETING PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

[TRIZETTO LOGO]


                                 PROXY STATEMENT


                               GENERAL INFORMATION


PROXY STATEMENT & SOLICITATION OF PROXIES

        SOLICITATION BY BOARD. This proxy statement is being furnished in connection with the solicitation of proxies by our Board for use at our 2001 Annual Meeting of Stockholders.

        SOLICITATION EXPENSES. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, our directors, officers and employees may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished. We may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by us.

        MAILING DATE. This proxy statement and the accompanying proxy card are being mailed on or about April 13, 2001 to our stockholders of record as of the close of business March 30, 2001, which is the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting.

        SHARES OUTSTANDING. As of the record date, there were 36,781,593 shares of common stock outstanding and entitled to vote. No shares of preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

        VOTING RIGHTS. A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors, who will be elected by a plurality of the affirmative votes cast.

        VOTE REQUIRED. A quorum is required for the approval of any of the proposals set forth herein. Directors are elected by a plurality of the votes cast. The approval of any other proposal to be considered at the annual meeting requires the affirmative vote of the holders of a majority of the shares present at the annual meeting in person or by proxy.

        VOTING OF PROXIES. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this proxy statement, "FOR" the amendment increasing the number of shares available under the First Amended and Restated 1998 Stock Option Plan and "FOR" the ratification of PricewaterhouseCoopers LLP as our independent auditors.

        REVOKING A PROXY. Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Any proxy may be revoked or superseded by (a) executing a later dated proxy, (b) giving notice of revocation to the Secretary, The TriZetto Group, Inc., 567 San Nicolas Drive, Suite 360 Newport Beach, California 92660, in writing prior to or at the meeting, or (c) attending the meeting and voting in person.

STOCKHOLDER PROPOSALS

        Any stockholder desiring to submit a proposal for action at our 2002 Annual Meeting of Stockholders and presentation in our proxy statement for such meeting should deliver the proposal to us at our principal place of business no later than December 14, 2001 in order to be considered for inclusion in our proxy statement relating to that meeting. Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

        On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment governs our use of our discretionary proxy voting authority with respect to a stockholder proposal, which is not addressed in our proxy statement. The amendment provides that if a proponent of a proposal fails to notify us at least 45 days prior to the current year's anniversary of the date of mailing of the prior year's proxy statement, then we will be allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

        We were not notified of any stockholder proposals to be addressed at our 2001 Annual Meeting of Stockholders. Because we were not provided notice of any stockholder proposal to be included in our proxy statement within a reasonable time before mailing, we will be allowed to use our voting authority if any stockholder proposals are raised at the meeting.

        If we do not receive any stockholder proposals for our 2002 Annual Meeting before February 27, 2002, we will be able to use our voting authority as outlined above.

OTHER MATTERS

        Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this proxy statement is brought before the meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

TRIZETTO CORPORATE OFFICE

        Our corporate offices are located at 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660.

ANNUAL REPORT

        The Annual Report to Stockholders of TriZetto for the fiscal year ended December 31, 2000 is being mailed concurrently with this proxy statement to all stockholders of record as of March 30, 2001. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS



        Our Board currently consists of seven directors, divided into three classes. Each class is elected in alternating years and serves a term of three years. The Class I directors, Paul F. LeFort and Willard A. Johnson, Jr., shall serve until the annual meeting of stockholders in 2003. The Class II directors, William E. Fisher and David M. Thomas, shall serve until the annual meeting of stockholders in 2001. The Class III directors, Jeffrey H. Margolis, Donald J. Lothrop and Eric D. Sipf shall serve until the annual meeting of stockholders in 2002.

        Unless otherwise instructed, the enclosed proxy will be voted in favor of Mr. Fisher and Mr. Thomas as the Class II directors. If Mr. Fisher or Mr. Thomas becomes unavailable to serve for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board. The Board has no reason to believe that Mr. Fisher or Mr. Thomas will be unavailable to serve.

        The names and certain information concerning the nominees and the other continuing members of our Board are set forth below.

CLASS II DIRECTOR NOMINEES

        Mr. Fisher and Mr. Thomas are the designated nominees to serve as Class II directors until our annual meeting of stockholders in 2004.

        WILLIAM E. FISHER, 54, has been a director since March 1999. Mr. Fisher has served as Chairman of Transaction Systems Architects, Inc., a global provider of enterprise e-payments and e-commerce software, since founding that company in November 1993. From March 1987 to November 1993, Mr. Fisher was employed by Applied Communications, Inc., the predecessor to Transaction Systems. Prior to March 1987, Mr. Fisher was President of First Data Resources, Government Services Division. Mr. Fisher is on the board of directors of two public companies: West Corporation and Transaction Systems Architects, Inc. Mr. Fisher received his M.B.A. degree from the University of Nebraska in 1974 and his B.S. degree from Indiana State University in 1973.

        DAVID M. THOMAS, 51, has been a director since January 2001. Since November 2000, Mr. Thomas has served as Chief Executive Officer and Chairman of the Board of IMS Health Incorporated, a leading provider of information solutions to the pharmaceutical and healthcare industries. From January 1998 to October 2000, Mr. Thomas served as Senior Vice President and Group Executive for IBM and was responsible for the global Personal Systems Group. From January 1996 to January 1998, Mr. Thomas served as General Manager, Global Industries, for IBM and was responsible for sales and support of top customers of IBM. From August 1995 to January 1996, Mr. Thomas was General Manager of IBM North America. Prior to 1995, Mr. Thomas held various executive positions at IBM; Mr. Thomas originally joined IBM in 1972 as a marketing representative. Mr. Thomas serves on the board of directors of three public companies: IMS Health Incorporated, Cognizant Technology Solutions and Fortune Brands. Mr. Thomas received his M.S. degree in Business Administration in 1972 and his B.S. degree in Industrial Engineering in 1971, both from the University of Florida.

        RIGHT TO NOMINATE DIRECTOR. IMS Health Incorporated has a contractual right to designate one individual to be a Class II director. Mr. Thomas has been designated as IMS' nominee.

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF MR. FISHER AND MR. THOMAS.

CONTINUING CLASS III DIRECTORS

        JEFFREY H. MARGOLIS, 37, is our co-founder and has served as our Chief Executive Officer, President and Director since inception. In August 1999, Mr. Margolis was named Chairman of the Board. From July 1994 to February 1997, Mr. Margolis served as Senior Vice President and Chief Information Officer of

FHP International Corporation, a managed care organization. From November 1992 to June 1994, Mr. Margolis served as Vice President and Chief Information Officer of TakeCare, Inc., a managed care organization. From September 1989 to October 1992, Mr. Margolis held various executive positions, including Vice President and Chief Operating Officer of Comprecare, a managed care organization. From June 1984 to September 1989, Mr. Margolis served in various positions with Andersen Consulting (now known as Accenture), including his final position as Manager, Healthcare Consulting. Mr. Margolis received his B.S. degree in Business Administration -- Management Information Systems from the University of Illinois at Urbana-Champaign in 1984. Mr. Margolis earned his State of Illinois Certified Public Accountant certification in 1984 and his State of Colorado Certified Public Accountant certification in 1988.

        DONALD J. LOTHROP, 41, has been a director since April 1998. Mr. Lothrop has been a General Partner of Delphi Management Partners II, L.P. since July 1994, a Managing Member of Delphi Management Partners III, L.L.C. since March 1995, a Managing Member of Delphi Management Partners IV, L.L.C. since October 1997 and a Managing Member of Delphi Management Partners V, L.LC. since April 2000, all of which are venture capital firms. From January 1991 to June 1994, Mr. Lothrop was a Partner of Marquette Venture Partners, a venture capital firm, where he focused on the healthcare industry. From 1989 to 1990, Mr. Lothrop worked at Bain & Company, Inc., a management consulting firm. Mr. Lothrop received his M.B.A. from Harvard Business School in 1989 and his B.S. degree from Pennsylvania State University in 1981.

        ERIC D. SIPF, 52, has been a director since October 2000. From February 1997 until he retired in June 2000, Mr. Sipf was President and Chief Executive Officer of PacifiCare of Colorado and Regional Vice President (Colorado, Ohio and Kentucky) of PacifiCare Health Systems, a managed care organization. From July 1994 to February 1997, Mr. Sipf served as Senior Vice President, Eastern Division, of FHP International Corporation, a managed care organization. From January 1985 to June 1994, Mr. Sipf served as President and Chief Executive Officer of Comprecare, Inc., a managed care organization. From September 1993 to June 1994, Mr. Sipf also served as President and Chief Executive Officer of TakeCare of Colorado, a managed care organization. Mr. Sipf received his B.S. in Business Administration from Indiana University in 1970. Mr. Sipf received his State of Indiana Certified Public Accountant certificate in 1979.

CONTINUING CLASS I DIRECTORS


        WILLARD A. JOHNSON JR., 55, has been a director since October 2000. For most of the period from June 1975 until he retired in August 1998, Mr. Johnson served in various positions for Andersen Consulting (now known as Accenture) including his final position as Office Managing Partner (Denver). During most of his 24-year career with Accenture, Mr. Johnson provided information technology expertise to the healthcare industry. Mr. Johnson received his M.B.A. from Harvard Business School in 1975 and his B.A. degree in Psychology from Dartmouth College in 1968.


        PAUL F. LEFORT, 60, has been a director since April 1999. From October 1995, until he retired in January 2000, Mr. LeFort served as the Chief Information Officer for United HealthCare Corporation, a health and well being company. Mr. LeFort is currently performing independent consulting services to a variety of venture capital firms and healthcare-related organizations. From November 1994 to October 1995, Mr. LeFort was the Senior Vice President and Chief Information Officer for The MetraHealth Companies, Inc., jointly owned by Travelers Insurance Company and Metropolitan Life Insurance Company. From 1975 to 1994, Mr. LeFort served as a senior partner at Deloitte & Touche Management Consulting for Health Care Information Systems. Mr. LeFort received his B.S. degree in Physics and Economics from Boston College in 1962.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

        Our Board held thirty-one meetings (including telephonic meetings) during the fiscal year ended December 31, 2000. Each incumbent director attended at least seventy-five percent of the aggregate number of meetings of the Board and the number of meetings held by all committees of the Board on which he served.

        Our Board has an Audit Committee and a Compensation Committee. The Audit Committee is currently comprised of three directors selected by our Board. The current members of the Audit Committee are William E. Fisher, Eric D. Sipf and David M. Thomas. The Audit Committee is authorized to handle all matters which it deems appropriate regarding our independent accountants and to otherwise communicate and act upon matters relating to the review and audit of our books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by us. In addition, the Audit Committee makes recommendations to the Board with respect to the selection of our independent accountants. The Audit Committee held one meeting during the fiscal year ended December 31, 2000.

        The Compensation Committee is currently comprised of two directors selected by our Board. The current members of the Compensation Committee are Paul F. LeFort and Donald J. Lothrop. The functions of the Compensation Committee include advising the Board on officer and employee compensation. The Board, based on input from the Compensation Committee, establishes the annual compensation rates for our executive officers. The Compensation Committee held eleven meetings (including telephonic meetings) during the fiscal year ended December 31, 2000.

        TriZetto does not have a nominating committee. Instead, the Board, as a whole, identifies and screens candidates for membership on our Board.

OTHER EXECUTIVE OFFICERS

        ANTHONY BELLOMO, 47, joined us in October 2000 as President of HealtheWare. From March 1994 to October 2000, Mr. Bellomo served as President of Erisco Managed Care Technologies, Inc., a managed care software development company that we acquired in October 2000. Prior to being named President of Erisco, Mr. Bellomo held various positions with Erisco since 1977. Mr. Bellomo serves on the board of directors of one public entity, Cognizant Technology Solutions. Mr. Bellomo received his B.S. degree in Systems Engineering from Polytechnic Institute of New York in 1975.

        GAIL H. KNOPF, 54, joined us in April 1999 and served as our Vice President of e-Commerce from June 1999 to December 1999. In January 2000, Ms. Knopf was promoted to Senior Vice President, e-Business. In November 2000, Ms. Knopf was promoted to Chief Operating Officer of HealthWeb. From April 1997 to March 1999, Ms. Knopf served as Executive Vice President, Chief Information Officer and a Director of Management and Technology Solutions, Inc., a physician services provider. From 1993 to 1997, Ms. Knopf served as Vice President and Chief Information Officer of Humana, Inc., a managed care organization. From 1969 to 1993, Ms. Knopf held various positions with Humana, both in the managed care and the hospital divisions, including Vice President of Systems Development. Ms. Knopf earned her B.A. degree in Mathematics from Vanderbilt University in 1968.

        DANIEL J. SPIREK, 34, joined us in May 1997 as our Vice President, Supplemental Management Services. From June 1999 to January 2000, Mr. Spirek served as our Senior Vice President, Professional Services Group (now known as transformation services group). In February 2000, Mr. Spirek was promoted to Executive Vice President of our transformation services group. In July 2000, Mr. Spirek was promoted to President of ASP solutions. From July 1994 to May 1997, Mr. Spirek served as Vice President, Information Services for FHP/PacifiCare, a managed care organization. Prior to July 1994, Mr. Spirek held various information technology management positions at TakeCare, Inc., a managed care organization, Comprecare, Inc., a managed care organization, and a consulting position at Andersen Consulting (now known as Accenture). Mr. Spirek received his B.S. degree in Information Management Systems from the University of Colorado in 1988.

        MICHAEL J. SUNDERLAND, 46, joined us as our Vice President of Finance, Chief Financial Officer and Secretary in May 1999. In August 1999, Mr. Sunderland was named as our Senior Vice President of Finance. From May 1998 to April 1999, Mr. Sunderland was an independent healthcare consultant. From March 1996 to May 1998, Mr. Sunderland served as the Vice President and Chief Financial Officer of Health Net, a California subsidiary of Foundation Health Systems, Inc., a managed care organization. From April 1994 to March 1996, Mr. Sunderland was the Chief Financial Officer of Diagnostic Imaging Systems, Inc., a publicly held medical imaging company. Prior to 1994, Mr. Sunderland held various executive and management positions in finance for Paragon Ambulatory Surgery, Inc., Care Enterprises, Inc., Shamrock Investments, American Medical International, Inc. and Coopers & Lybrand. Mr. Sunderland earned his B.S. degree in Accounting from Loyola Marymount University in 1977. Mr. Sunderland earned his State of California Certified Public Accountant certification in 1980.

OTHER KEY EMPLOYEES


        LAWRENCE BRIDGE, 40, joined us in November 1999 as Senior Vice President, Payer ASP Services. From July 1997 to November 1999, Mr. Bridge served as President of Novalis Services Corporation, an application services provider for managed-care and provider-based organizations, which we acquired in November 1999. From February 1997 to July 1997, Mr. Bridge served as a Regional Vice President for PacifiCare, a managed care organization. From June 1996 to February 1997, Mr. Bridge served as a Group President for FHP Healthcare, a managed care organization. From July 1994 to June 1996, Mr. Bridge served as President of FHP of Utah, a managed care organization. Mr. Bridge received his M.B.A. degree in 1985 and his B.S. degree in Finance and Marketing in 1982, both from the University of Utah.


        ANNA MARIE DUNLAP, 47, joined us in October 2000 as Vice President of Investor Relations. From February 1997 to October 2000, Ms. Dunlap served as President of Dunlap & Associates, an investor relations consulting firm. From January 1996 to January 1997, Ms. Dunlap served as Vice President of Investor Relations for American Medical Response, Inc., a medical transport company. Ms. Dunlap received her Master's Degree in Human Resources Economics from the University of Utah in 1980 and her B.S. degree in Child Psychology from Wever State University in 1974.


        CRAIG H. FOSTER, 50, joined us in August 1997 as Director of Human Resources. In May 2000, Mr. Foster was named as our Vice President, Human Resources. From June 1989 to July 1997, Mr. Foster served as Corporate Director of Human Resources of FHP Healthcare/PacifiCare, a managed care organization. From May 1987 to June 1989, Mr. Foster served as Director of Human Resources of ICN Pharmaceuticals, Inc. Prior to May 1987, Mr. Foster held various human resources positions with Baxter Travenol, a medical device manufacturing company. Mr. Foster received his B.A. degree in Biological Science from California State University, Fullerton in 1975.


        HARVEY GARTE, 51, joined us in June 1999 as Vice President, Corporate Development. From October 1999 until September 2000, Mr. Garte also served as our Vice President, Investor Relations. From July 1996 to the present, Mr. Garte has served as President of Garte & Associates, Inc., an investment banking firm. From November 1994 to July 1996, Mr. Garte served as President of Garte Torre Global Capital Markets, an investment banking firm. From 1983 to 1994, Mr. Garte served as President of The Garte Company, Inc., an investment banking firm. Mr. Garte earned his B.A. degree in Economics from Adelphi University in 1971, and his M.B.A. from Lehigh University in 1973.


        STEWART H. GLEISCHMAN, 47, joined us in June 1999 as Vice President, Business Development. From February 1998 to December 1999, Dr. Gleischman was engaged in private medical practice. From April 1996 to February 1998, Dr. Gleischman served as Vice President, Mergers and Acquisitions for MedPartners, Inc., a healthcare company. From September 1995 to April 1998, Mr. Gleischman was the Vice Chairman and board member of CHS Management Company, a physician practice management company. From August 1994 to September 1995, Dr. Gleischman served as President, Chief Financial Officer and Director of Health Source Management Group, a healthcare organization. Dr. Gleischman received his Doctorate in Medicine from Eastern Virginia Medical School in 1975 and his B.S. degree in History from the University of Virginia in 1971.


        JOHN G. JORDAN, 49, joined us in October 2000 as Senior Vice President, Sales and Marketing. From September 1985 to October 2000, Mr. Jordan served in various positions, including Senior Vice President of Sales and Marketing, with Erisco Managed Care Technologies, Inc., a managed care software development company that we acquired in October 2000. Mr. Jordan received his B.S. degree in English from Fordham University in 1974.


        D. BRIAN KARR, 35, joined us in August 1997 as Director of Finance and was our Chief Financial Officer until May 1999. Mr. Karr was named as our Vice President of Finance in August 1999. Mr. Karr served as our Director of Finance from May 1999 to August 1999. Mr. Karr has served as our Treasurer since May 1999. From February 1997 to July 1997, Mr. Karr served as Director of Finance for Information Services for PacifiCare Health Systems, Inc., a managed care organization. From October 1994 to February 1997, Mr. Karr served as Director of Finance for Information Systems for FHP International Corporation, a managed care organization. Prior to October 1994, Mr. Karr held various management positions in finance for TakeCare, Inc., a managed care organization, and Ernst & Young, LLP. Mr. Karr received his B.S. degree in Accounting from Biola University in 1989. Mr. Karr received his State of California Certified Public Accountant certification in 1992.


        SAMUEL J. KELLERHALS, 45, joined us in October 2000 as Senior Vice President, Chief Information Officer. From September 1994 to October 2000, Mr. Kellerhals served as an Associate Partner in the healthcare practice of Accenture (formerly known as Andersen Consulting). From September 1985 to August 1994, Mr. Kellerhals served as a Manager with Accenture. From January 1981 to August 1985, Mr. Kellerhals held various other positions with Accenture. Mr. Kellerhals received his M.B.A. from the University of Illinois in 1980 and his B.A. degree from the University of Illinois in 1978.


        RICH KERIAN, 46, joined us in October 2000 as Senior Vice President of Operations at Erisco Managed Care Technologies, Inc., a managed care software development company that we acquired in October 2000. As Senior Vice President of Operations at Erisco, Mr. Kerian is responsible for ensuring the effective operation of Erisco through product development, maintenance and customer support. Mr. Kerian has held various positions with Erisco since joining the company in 1984 as Project Manager. Mr. Kerian received his B.S. degree in Computer Science from New Jersey Institute of Technology in 1976.


        TERRY L. KIRCH, 52, joined us as Senior Vice President Benefits Administration Services, ASP Solutions in December 2000. Mr. Kirch is the co-founder of Resource Information Management Systems, Inc., a software development company that we acquired in December 2000. From 1981 to December 2000, Mr. Kirch served as President of RIMS. Mr. Kirch earned his M.B.A. degree in 1971 and his B.S. degree in Marketing in 1970, both from Northern Illinois University.


        JACOB H. MCQUEEN, 42, joined us in January 2000 as Vice President of Transformation Services. In July 2000, Mr. McQueen was named as Senior Vice President, Transformation Services. From January 2000 to December 2000, Mr. McQueen served as National Director of Healthcare e-Business for PricewaterhouseCoopers, LLP. From September 1997 to December 1999, Mr. McQueen served as Senior Manager, Southeast Healthcare Technology Practice of PricewaterhouseCoopers, LLP. From January 1997 to August 1997, Mr. McQueen served as Vice President of Operations for TheraTx, a healthcare rehabilitation company. Prior to 1997, Mr. McQueen held various healthcare management and consulting positions with KPMG Peat Marwick, Kaiser Permanente and American Medical International. Mr. McQueen received his M.S. degree in Organization Development from the Johns Hopkins University in 1992 and his two B.S. degrees in business and psychology from the University of Alabama in 1985.


        CHRISTINE A. MILLER, 36, Vice President, Legal Affairs and Assistant Secretary, joined us in January 2000. From March 1997 to January 2000, Ms. Miller was a corporate associate with Stradling Yocca Carlson & Rauth, our outside counsel. From October 1995 to February 1997, Ms. Miller was a corporate associate with Keesal, Young & Logan. Ms. Miller received her Juris Doctorate in May 1995 and her B.S. in Business Administration in May 1987, both from the University of Southern California. Ms. Miller is admitted to practice law in the State of California and is a member of various bar associations.

        WILLIAM A. SCHULTZ, 51, has served as our Senior Vice President, Provider Services since July 2000. From January 1999 to June 2000, Mr. Schultz performed consulting duties for us. From October 1997 to December 1998, Mr. Schultz was our Vice President, Marketing. From January 1995 to October 1997, Mr. Schultz was Vice President of Operations for Croghan & Associates, Inc., an information services company which became our subsidiary in October 1997. Mr. Schultz received his M.B.A. in 1974 and his B.S. degree in Business Administration in 1972, both from the University of Wisconsin.

        There are no family relationships between any director, executive officer or person nominated or chosen to be a director or executive officer.




COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth compensation earned during the three fiscal years ended December 31, 1998, 1999 and 2000 by our Chief Executive Officer, and our four other most highly compensated executive officers who were serving as executive officers at December 31, 2000 and whose total salary and bonus during such year exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM COMPENSATION
                                                                                                    AWARDS
                                                                                          --------------------------
                                                             ANNUAL COMPENSATION          RESTRICTED      SECURITIES
                                                          --------------------------        STOCK         UNDERLYING
NAME AND PRINCIPAL POSITION                  YEAR           SALARY           BONUS          AWARDS        OPTIONS (#)
---------------------------               ----------      ----------      ----------      ----------      ----------
Jeffrey H. Margolis
     Chairman of the Board, Chief               2000      $  290,127      $  210,000              --          48,400
     Executive Officer and President            1999      $  240,251      $  175,000              --              --
                                                1998      $  179,324      $  100,000              --         300,000

Daniel J. Spirek
     President, ASP Solutions                   2000      $  235,311      $  122,000              --          24,000
                                                1999      $  191,406      $  105,000              --              --
                                                1998      $  160,235      $  101,000              --         100,000

Michael J. Sunderland
     Senior Vice President of                   2000      $  179,460      $   80,000              --           4,800
     Finance,                                   1999      $  125,879      $   90,000              --         130,000
     Chief Financial Officer and                1998              --              --              --              --
     Secretary

Anthony Bellomo
     President, HealtheWare                     2000      $   62,500      $  160,000      $1,400,000         220,000
                                                1999              --              --              --              --
                                                1998              --              --              --              --

Gail H. Knopf
     Chief Operating Officer,                   2000      $  140,176      $   40,000              --              --
     HealthWeb                                  1999      $   79,621      $        0              --         110,000
                                                1998              --              --              --              --

        Although the table does not reflect certain personal benefits, which in the aggregate are less than the lower of $50,000 or 10% of each Named Executive Officer's annual salary and bonus, Mr. Margolis' compensation includes $26,625 of loan forgiveness in 1999 and $28,250 of loan forgiveness in 2000.

        Mr. Bellomo joined us in October 2000. The figure set forth above reflects the salary earned from October to December 31, 2000. On October 2, 2000, Mr. Bellomo was granted 92,562 shares of restricted stock, based upon a closing price of $15.125. The year-end value of these shares was $1,544,628, based upon a closing price of $16.6875 on December 29, 2000. One-sixth of the shares of restricted stock will vest on each of the three year anniversaries of the grant date if Mr. Bellomo is performing continued service for TriZetto or any of its subsidiaries on such dates. An additional one-sixth of the shares will vest on each of December 31, 2001, 2002 and 2003 if Mr. Bellomo is performing continued service for TriZetto or any of its subsidiaries on such dates and Erisco meets certain revenue and operating income goals for the prior year. If we pay dividends on our common stock, Mr. Bellomo will be entitled to receive corresponding dividends on his shares of restricted stock.

OPTION GRANTS

        The following table sets forth certain information concerning grants of options to each of our Named Executive Officers during the fiscal year ended December 31, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                                       % OF TOTAL                                          POTENTIAL REALIZABLE VALUE AT
                        NUMBER OF        OPTIONS                                               ASSUMED ANNUAL RATES OF
                        SECURITIES      GRANTED TO                                         STOCK PRICE APPRECIATION FOR
                        UNDERLYING      EMPLOYEES                                                  OPTION TERM
                         OPTIONS            IN        EXERCISE PRICE   EXPIRATION       ---------------------------------
NAME                     GRANTED       FISCAL YEAR       ($/SHARE)        DATE             5%                      10%
----                    ----------     -----------    --------------   ----------       ---------             -----------
Jeffrey H. Margolis       20,000       Less Than 1%      $ 38.9813       1/24/10        $ 374,853             $ 1,058,689
                          20,000       Less Than 1%      $ 63.2500       2/16/10        $ 608,229             $ 1,717,804
                           8,400       Less Than 1%      $ 12.8125       5/19/10         $ 67,685               $ 171,527

Daniel J. Spirek          10,000       Less Than 1%      $ 35.4375       1/24/10        $ 222,865               $ 564,782
                          10,000       Less Than 1%      $ 57.5000       2/16/10        $ 361,614               $ 916,402
                           4,000       Less Than 1%      $ 12.8125       5/19/10         $ 32,231               $  81,679

Michael J. Sunderland      4,800       Less Than 1%      $ 12.8125       5/19/10         $ 38,677               $  98,015

Anthony Bellomo          220,000                 9%      $ 15.1250      10/02/10       $2,092,647             $ 5,303,178

Gail H. Knopf                 --             --                 --            --              --                       --

        The figures above represent options granted pursuant to our 1998 Stock Option Plan. We granted options to purchase 2,386,375 shares of common stock in 2000. All of the option grants to our Named Executive Officers were granted at an exercise price equal to or greater than the fair market value of the common stock on the date of grant, as determined by our Board. The options granted to Mr. Margolis and Mr. Spirek in February 2000 vest in February 2007, but may be accelerated to vest in 25% increments on each of the four annual anniversaries of the date of grant if certain performance goals are attained. The other options listed above vest in 25% increments on each of the four annual anniversaries of the date of grant.

        The potential realizable value represents amounts, net of exercise price before taxes that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming appreciation of 5% and 10% over the option term. The 5% and 10% are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth in the table.

OPTION EXERCISES

        The following table sets forth the fiscal year end options values for all options held by our Named Executive Officers. The values for "in the money" options represent the positive spread between the exercise prices of existing stock options and the price of our common stock on December 29, 2000 ($16.6875 per share).

                    OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                              Number of Securities
                                                             Underlying Unexercised                 Value of Unexercised
                               Number of                            Options                         In-the-Money Options
                                Shares         Dollar          at Fiscal Year End                     at Fiscal Year End
                               Acquired        Value      -----------------------------        ------------------------------
Name                          on Exercise     Realized    Exercisable     Unexercisable        Exercisable      Unexercisable
----                          -----------     --------    -----------     -------------        -----------      -------------
Jeffrey H. Margolis              25,000       $315,000      125,000           198,400           $2,051,563        $2,494,425

Daniel J. Spirek                 25,000       $545,313       25,000            74,000             $410,938          $837,375

Michael J. Sunderland            32,500       $761,719           --           102,300                   $0        $1,596,881

Anthony Bellomo                      --             --           --           220,000                   $0          $343,750

Gail H. Knopf                        --             --       27,500            82,500             $400,531        $1,201,594


EMPLOYMENT AND SEVERANCE AGREEMENTS

        We have an employment contract with Jeffrey H. Margolis. We do not have any other employment contracts with our Named Executive Officers.

        Mr. Margolis' three year employment agreement dated April 30, 1998, provides for an annual base salary of $192,000 per year, which is to be reviewed annually by the Board. Mr. Margolis' current annual salary is $295,000. Mr. Margolis is entitled to participate in a bonus plan as recommended by our compensation committee and approved by the Board. Mr. Margolis may participate in all employee benefit plans or programs generally available to our employees, and we will pay or reimburse Mr. Margolis for all reasonable and necessary out-of-pocket expenses he incurs in the performance of his duties. We loaned Mr. Margolis $100,000 and agreed to forgive $25,000 of the principal amount, along with any accrued but unpaid interest on such forgiven amount, on each anniversary of the employment agreement if Mr. Margolis remains an employee. We granted this loan as a means of providing additional compensation to Mr. Margolis, while also providing incentive for his continued employment. If Mr. Margolis is terminated without cause or he voluntarily terminates for good reason, he is entitled to severance pay in the amount equal to his then current annual base salary.

        We have entered into Change in Control Agreements with certain of our officers. These agreements provide for severance and other benefits if, following a Change in Control of TriZetto, the executive's employment terminates in a way adverse to the executive. If the executive's employment ends within one to three years following a Change in Control (term varies among executives) either because we terminate the executive without cause or because the executive resigns under circumstances constituting "good reason," the executive will be entitled to:


        -       bi-weekly salary through the end of the employment period;


        - medical, dental and life insurance coverage through the end of the employment period;


        - outplacement services consistent with our outplacement policy, if any;

        - payment on the last day of the employment period in an amount equal to the sum of the additional contributions that would have been allocated to the executive's 401(k) account, if any, if the executive had remained employed through the end of the employment period;


        - payment within 30 days of the date of termination of all accrued vacation, holiday and personal leave days as of the date of termination;


        - payment of any unpaid incentive compensation the executive earned through the date of termination in accordance with the terms of any applicable incentive compensation plan; and


        - acceleration of unvested options held by executives with Change in Control Agreements, unless such acceleration would trigger the "golden parachute" excise tax imposed by the U.S. Internal Revenue Code. In such case, the options will continue to vest as if the executive officer remained employed by us.


        A "Change in Control" is defined in the agreement to occur if (a) a person becomes the beneficial owner of 50% or more of the combined voting power of our securities, (b) a majority of the Board changes without the specified approval of incumbent directors, (c) we merge with another entity in a way that substantially changes the ownership of existing stockholders, or (d) our stockholders approve a complete liquidation or dissolution. "Change in Control" is also deemed to have occurred if an executive's employment with us is terminated prior to the Change in Control and it is demonstrated that (a) such termination was at the request of a third party who has taken steps to effectuate the Change in Control; or (b) such termination arose in connection with or anticipation of the Change in Control.

DIRECTORS' FEES

        Our directors do not receive any payments for their services on the Board, but they are reimbursed for various expenses incurred in connection with attendance at Board meetings. In connection with their election to our Board, Mr. LeFort and Mr. Fisher each received options to purchase 10,000 shares of our common stock. In connection with their election to our Board, Mr. Johnson and Mr. Sipf each received options to purchase 15,000 shares of our common stock. Each of our directors is eligible to receive stock option grants under our 1998 Stock Option Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the SEC. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms they file.

        Based solely upon our review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to us, or written representations that no annual Form 5 reports were required, we believe that all forms required under Section 16(a) of the Exchange Act applicable to our directors, officers and any persons holding 10% or more of our common stock were timely filed with respect to our fiscal year ended December 31, 2000, except that: (1) Ms. Knopf did not timely file one Form 4 to reflect one purchase of TriZetto stock in 2000; and (2) FMR Corp., the parent holding company of Fidelity Ventures Limited, Fidelity Investors Limited Partnership and Fidelity Investors II Limited Partnership, did not timely file a Form 3 to represent its consolidated holdings as of our initial public offering and did not timely file one Form 4 to represent eleven transfers of TriZetto stock in 2000.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS


        The following table sets forth specified information with respect to the beneficial ownership of our common stock as of February 28, 2001 by: (1) each person (or group of affiliate persons) who is known by us to beneficially own 5% or more of our outstanding common stock; (2) each of the Named Executive Officers; (3) each of our directors; and (4) all directors and executive officers as a group.

                                           NUMBER OF SHARES
                                         BENEFICIALLY OWNED(2)
                                         ---------------------
NAME AND ADDRESS OF
BENEFICIAL OWNERS(1)                       NUMBER        % OF CLASS
--------------------                     ----------     ------------
IMS Health Incorporated                  12,142,857              33%
  200 Nyala Farms
  Westport, CT 06880
Delphi Ventures IV, L.P.                  2,736,014               7%
Delphi BioInvestments IV, L.P.
  3000 Sand Hill Road
  Building One, Suite 135
  Menlo Park, CA  94025
FMR Corp.(3)                              2,378,372               6%
  82 Devonshire St., R25C
  Boston, MA  02109-3614
Raymond D. Croghan(4)                     2,182,281               6%
  275 South Main St., Ste. 105
  Longmont, CO 80501
David M. Thomas(5)                       12,142,857              33%
Jeffrey H. Margolis(6)                    2,688,700               7%
Donald J. Lothrop(7)                      2,736,014               7%
William E. Fisher(8)                        322,595     Less Than 1%
Willard A. Johnson, Jr.                         400     Less Than 1%
Paul F. LeFort(9)                            44,900     Less Than 1%
Eric D. Sipf                                  8,000     Less Than 1%
Daniel J. Spirek(10)                        332,500     Less Than 1%
Michael J. Sunderland                        38,036     Less Than 1%
Anthony Bellomo(11)                          97,562     Less Than 1%
Gail H. Knopf(12)                            31,700     Less Than 1%
All executive officers and               18,443,264              50%
  directors as a group
  (11 persons)(13)



(1) Unless otherwise indicated, the business address of such stockholder is c/o The TriZetto Group, Inc., 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660.

(2) The beneficial ownership is calculated based on 36,771,893 shares of our common stock outstanding as of February 28, 2001. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable within 60 days of February 28, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of each other person. To our knowledge, except pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person's name.

(3) FMR Corp. is the parent company of Fidelity Ventures Limited, Fidelity Investors Limited Partnership and Fidelity Investors II Limited Partnership, all of which own shares of our common stock.

(4) 550,000 of these shares are subject to an option granted by Mr. Croghan to Mr. Margolis, with a term of five years and an exercise price of $6.50 per share.

(5) Consists of 12,142,857 shares held by IMS Health Incorporated. Mr. Thomas is the Chairman of the Board and Chief Executive Officer of IMS Health Incorporated and disclaims beneficial ownership of such shares.

(6) 1,708,700 shares are held by Jeffrey H. Margolis and his wife, in their capacities as trustees of the Margolis Family Trust, over which the trustees have shared voting power. 300,000 shares are held in two additional trusts over which Mr. Margolis has sole voting power and Mr. Margolis disclaims beneficial ownership in 150,000 of such shares. The remaining 10,000 shares are held by Jeffrey H. Margolis. Includes options for 550,000 shares of common stock granted by Mr. Croghan to Mr. Margolis, which are immediately exercisable. Also includes Mr. Margolis' options for 120,000 shares of common stock, which are exercisable within 60 days of February 28, 2001.

(7) Consists of 2,736,014 shares held by Delphi Ventures IV, L.P. and Delphi BioInvestments IV, L.P. Mr. Lothrop is a Managing Member of Delphi Management Partners IV, LLC, the general partner of Delphi Ventures IV, L.P. and Delphi BioInvestments IV, L.P., and disclaims beneficial ownership of the 2,736,014 shares except to the extent of his pecuniary interest. Mr. Lothrop's business address is the same as that of Delphi.

(8) Includes options for 10,000 shares of common stock which are exercisable within 60 days of February 28, 2001. Also includes 162,595 shares of common stock held by KFS Management, Inc. Mr. Fisher owns 50% of the issued and outstanding stock of KFS and is an officer and director of KFS and disclaims beneficial ownership of the 162,595 shares except to the extent of his pecuniary interest.

(9) Includes options for 10,000 shares of common stock, which are exercisable within 60 days of February 28, 2001. Also includes 23,000 shares held by Mr. LeFort's wife, as trustee of a trust of which she is the sole beneficiary, and Mr. LeFort disclaims beneficial ownership of such shares.

(10) Includes options for 27,500 shares of common stock, which are exercisable within 60 days of February 28, 2001.

(11)    Includes 92,562 shares of restricted stock.

(12) Includes options for 27,500 shares of common stock, which are exercisable within 60 days of February 28, 2001.

(13) Includes options for 745,000 shares of common stock, which are exercisable within 60 days of February 28, 2001.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee determines the annual salary, bonus and other benefits, including incentive compensation awards, of our executive officers and key employees and recommends new employee benefit plans and changes to existing plans to the Board. The salary of Mr. Margolis is determined in accordance with his Employment Agreement (see "Employment and Severance Agreements," above).

        The report of the Compensation Committee with respect to the executive compensation policies established by the Compensation Committee for the fiscal year ended December 31, 2000 is attached to this proxy statement as Appendix A.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee consists of the following two non-employee directors: Paul F. LeFort and Donald J. Lothrop. No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee. Peter D. Mann, one of our former directors, served on the Compensation Committee until October 2000.

REPORT OF THE AUDIT COMMITTEE


        The Board maintains an Audit Committee comprised of three of our outside directors. Two of the members of the Audit Committee qualify as "independent directors" under the current listing standards of the National Association of Security Dealers. One member of the Audit Committee, David M. Thomas, does not meet the definition of "independent director" because he is the Chairman of the Board and Chief Executive Officer of IMS Health Incorporated, a 33% stockholder.


        Because Mr. Thomas is employed by our affiliate, he is not considered independent under the NASD rules. However, our Board has determined that Mr. Thomas qualifies under the exception to the rule because the Board believes that it is in the best interests of TriZetto and its stockholders that he serve on the Audit Committee. Mr. Thomas has extensive business experience and is familiar with the types of issues important to audit committees. Mr. Thomas' understanding of financial and accounting issues makes him among the most qualified members of the Board to serve on the Audit Committee.


        The report of the Audit Committee is attached to this proxy statement as Appendix B. The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached to this proxy statement as Appendix C.

CERTAIN TRANSACTIONS

        MARGOLIS $100,000 NOTE. In connection with Mr. Margolis' employment agreement, dated April 30, 1998, we loaned Mr. Margolis $100,000 in exchange for a promissory note in the principal sum of $100,000, bearing interest at 6.5% per year. We forgave $25,000 of the principal amount of this note and the related interest on each of April 30, 1999 and April 30, 2000, and shall forgive an additional $25,000 and the related interest on each of the next two anniversaries of Mr. Margolis' employment agreement, so long as Mr. Margolis remains our employee. The entire sum of principal and interest of the note is due on April 30, 2002, and is immediately due if Mr. Margolis commits any act of default as described in the note. As of

December 31, 2000, the total principal and accrued interest outstanding was $58,667.

        GARTE & ASSOCIATES, INC. In 2000, we entered into an agreement with Garte & Associates, Inc. pursuant to which we would pay Garte & Associates, Inc. an investment banking fee for certain acquisitions. In 2000, we paid a total of $250,000 to Garte & Associates, Inc. in connection with our acquisitions of Healthcare Media Enterprises, Inc. and Erisco, Inc. In January 2001, we paid $365,000 to Garte & Associates, Inc. in connection with our acquisition of Resource Information Management Systems, Inc. Harvey Garte, our Vice President of Corporate Development, is the sole stockholder of Garte & Associates, Inc.

        FUTURE TRANSACTIONS. Any future transactions between us and our officers, directors or affiliates will either be on terms no less favorable to us than could be obtained from third parties, will be subject to approval by a majority of our outside directors or will be consistent with policies approved by a majority of such outside directors.

STOCK PERFORMANCE GRAPH

        Set forth below is a line graph comparing the cumulative stockholder return on our common stock with the cumulative total return of (i) the Nasdaq Market Index, (ii) Media General Financial Services Industry Group Index 825 -- Healthcare Information Services, and (iii) Media General Financial Services Industry Group Index 852 -- Internet Software and Services, for the period that commenced October 8, 1999, the date on which our common stock was first publicly traded on the Nasdaq National Market, and ended on December 31, 2000. The performance graph is not necessarily an indicator of future price performance. The graph assumes the reinvestment of all dividends. This information has been provided by Media General Financial Services.

                        COMPARE CUMULATIVE TOTAL RETURN
                        AMONG THE TRIZETTO GROUP, INC.,
                    NASDAQ MARKET INDEX AND MG GROUP INDEXES



                              [PERFORMANCE GRAPH]

------------------------------------------------------------------------------------------------------
                                       10/08/99   12/31/99   3/31/00    6/30/00    9/30/00    12/31/00
------------------------------------------------------------------------------------------------------
THE TRIZETTO GROUP, INC.                100.00     518.06     386.81     179.86     172.22     185.42
------------------------------------------------------------------------------------------------------
MG HEALTHCARE INFO SERVICES INDEX       100.00     125.53      81.99      64.03      67.12      53.48
------------------------------------------------------------------------------------------------------
NASDAQ MARKET INDEX                     100.00     147.69     168.04     144.54     133.38      89.63
------------------------------------------------------------------------------------------------------
MG INTERNET SOFTWARE & SERVICES INDEX   100.00     181.89     177.86     111.54     100.11      43.17
------------------------------------------------------------------------------------------------------

                     ASSUMES $100 INVESTED ON OCT. 08, 1999
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2000


        The material in this performance graph is not "soliciting material" and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of TriZetto under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                  PROPOSAL TWO
                                AMENDMENT TO THE
                FIRST AMENDED AND RESTATED 1998 STOCK OPTION PLAN



        The purpose of the First Amended and Restated 1998 Stock Option Plan is to provide participants with incentives, which will encourage them to acquire a proprietary interest in, and continue to provide services to, TriZetto. The 1998 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and is not a qualified deferred compensation plan under
Section 401(a) of the Internal Revenue Code.

        The Board adopted and our stockholders originally approved the 1998 Plan on May 19, 1998. Our Board amended the 1998 Plan on January 22, 1999, May 21, 1999, June 28, 1999, February 17, 2000, and May 19, 2000. Our stockholders approved these amendments on June 28, 1999 and June 29, 2000. Our 1998 Plan provides for awards of incentive stock options and nonqualified stock options. A total of 7,200,000 shares of common stock has been reserved for issuance under our 1998 Plan as of June 29, 2000. As of February 28, 2001, a total of 598,962 shares had been exercised and 6,023,343 shares were subject to outstanding options, leaving only 577,695 shares available for grant under the 1998 Plan.

        Subject to approval by our stockholders, the Board amended the 1998 Plan on April 2, 2001 to increase the authorized number of shares of common stock issuable thereunder by 1,800,000 shares and to reserve the additional shares for issuance under the 1998 Plan, bringing the total number of shares of common stock subject to the 1998 Plan to 9,000,000.

        Approval of the amendment to the 1998 Plan will require the affirmative vote of the holders of a majority of the shares of common stock present or represented at the annual meeting of stockholders and entitled to vote thereat. Proxies solicited by management for which no specific direction is included will be voted "FOR" the amendment of the 1998 Plan to add 1,800,000 shares of common stock to the pool of shares reserved for issuance thereunder. THE BOARD RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1998 PLAN.

        The principal features of the 1998 Plan are summarized below, but the summary is qualified in its entirety by reference to the 1998 Plan itself. Copies of the 1998 Plan can be obtained by writing to the Secretary, The TriZetto Group, Inc., 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660.

1998 PLAN TERMS

        INCENTIVE OPTIONS. Our employees (including employees of any of our subsidiaries) as may be determined by the Board, who qualify for incentive stock options under the applicable provisions of the Internal Revenue Code, will be eligible for selection to receive incentive options under the 1998 Plan. An employee who has been granted an incentive option may, if otherwise eligible, be granted an additional incentive option or options and receive nonqualified options if the Board so determines. No incentive stock options may be granted to an optionee under the 1998 Plan if the aggregate fair market value (determined on the date of grant) of the stock with respect to which incentive stock options first become exercisable by such optionee in any calendar year under the 1998 Plan exceeds $100,000.

        NONQUALIFIED OPTIONS. Our directors and employees, consultants, business associates or others with important business relationships with us will be eligible to receive nonqualified options under the 1998 Plan. An individual who has been granted a nonqualified option may, if otherwise eligible, be granted an incentive option or an additional nonqualified option or options if the Board so determines.

        In no event may any individual be granted options under the 1998 Plan to purchase more than 400,000 shares during any calendar year. As of February 28, 2001, approximately 1,119 persons were participating in the 1998 Plan.

        ADMINISTRATION. The 1998 Plan may be administered by either the Board or a committee appointed by the Board (the "Committee"). The

Board has delegated administration of the 1998 Plan to the Compensation Committee, which is comprised of two non-employee directors, both of whom are eligible to participate in the 1998 Plan. Subject to the provisions of the 1998 Plan, the Committee has full authority to implement, administer and make all determinations necessary under the 1998 Plan.

        EXERCISE PRICES AND EXERCISABILITY. The exercise price of incentive stock options must at least be equal to the fair market value of a share of common stock on the date the option is granted (110% for optionees who own at least 10% of the outstanding common stock). Nonqualified options shall have an exercise price of not less than 85% of the fair market value of a share of common stock on the date such option is granted. The exercise price of all options granted under the 1998 Plan to non-employee directors shall be 100% of the fair market value of the common stock on the date of grant. Payment of the exercise price may be made in cash, by delivery of shares of our common stock or, potentially, through the delivery of a promissory note. The Compensation Committee has the authority to determine the time or times at which options granted under the 1998 Plan become exercisable, provided that options must expire no later than ten years from the date of grant (five years with respect to optionees who own at least 10% of the outstanding common stock).

        TRANSFERABILITY. Options are nontransferable, other than upon death by will and the laws of descent and distribution, and generally may be exercised only by an employee while employed by us or within thirty days after termination of employment (one year for termination resulting from death or disability).

        AMENDMENTS. The Board may from time to time alter, amend, suspend or terminate the 1998 Plan in such respects as the Board may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any incentive option or nonqualified option theretofore granted to such person without his or her consent. Unless previously terminated by the Board, the 1998 Plan will terminate on May 19, 2008.

        BENEFITS. We have not determined how the additional options will be allocated among participants. Therefore, the benefits or amounts that have been received or will be received by any participant under the 1998 Plan cannot be determined.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF 1998 PLAN

        The following is a summary of certain federal income tax consequences of participation in the 1998 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 1998 Plan may also have consequences under state and local tax laws, which vary from the federal tax consequences described below. For such reasons, we recommend that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.


        INCENTIVE OPTIONS. No taxable income will be recognized by an optionee under the 1998 Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. As discussed below, the exercise of an incentive option also may result in items of "tax preference" for purposes of the "alternative minimum tax."


        If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock before the expiration of either the one-year or two-year period described above will constitute a "disqualifying disposition." A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than one year for long-term capital gains). We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of the disqualifying disposition.


        If legal title to any shares acquired upon exercise of an incentive option is transferred by sale, gift or exchange, such transfer will be treated as a disposition for purposes of determining whether a "disqualifying disposition" has occurred. However, certain transfers will not be treated as dispositions for such purposes, such as transfers to an estate or by inheritance upon an optionee's death, a mere pledge or hypothecation, or a transfer into the name of the optionee and another person as joint tenants.


        Section 55 of the Code imposes an "alternative minimum tax" on an individual's income to the extent the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same. If the shares are sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale.


        An optionee who is subject to the alternative minimum tax in the year of exercise of an incentive option may claim as a credit against the optionee's regular tax liability in future years, the amount of alternative minimum tax paid that is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the optionee has a regular tax liability.


        NONQUALIFIED OPTIONS. No taxable income is recognized by an optionee upon the grant of a nonqualified option. However, upon exercise the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased exceeds, on the date of exercise, the exercise price paid for such shares. The income recognized by an optionee who is an employee will be subject to income tax withholding. The optionee will be required to make a direct payment to us for the tax withholding obligation at the time of the exercise. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are satisfied.


        If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of our common stock already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee equal in number to the old shares exchanged will have the same tax basis and holding period as the optionee's basis and holding period in the old shares. The balance of the shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise.


        If the exercise price of a nonqualified option is paid by the optionee using a portion of the common stock acquired on exercise of the option (through a cashless exercise), then the optionee will recognize ordinary income as described above on both the shares actually received as well as the shares used to pay the exercise price. The shares actually received by the optionee will have a tax basis equal to the exercise price of the shares plus the amount of income recognized by the optionee as to those shares and a holding period commencing on the date of exercise.


        Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will be treated as long-term or short-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).


                                 PROPOSAL THREE
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


        The Board has selected PricewaterhouseCoopers LLP, independent auditors, to audit our financial statements for the fiscal year ending December 31, 2001.

        Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors will require the affirmative vote of the holders of a majority of the shares of common stock present or represented at the annual meeting of stockholders and entitled to vote thereat. Proxies solicited by management for which no specific direction is included will be voted "FOR" the ratification of PricewaterhouseCoopers LLP as our independent auditors. THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF SUCH APPOINTMENT. In the event of a negative vote on such ratification, the Board will reconsider its selection.

        PricewaterhouseCoopers LLP has audited our financial statements annually since our fiscal year ended December 31, 1997. Its representatives are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        The fees billed to us by PricewaterhouseCoopers LLP, our independent auditors, for fiscal year 2000 were as follows:

        Audit Fees. PricewaterhouseCoopers LLP billed us approximately $280,000, in the aggregate, for fees for professional services rendered by PricewaterhouseCoopers LLP in connection with auditing our annual financial statements for fiscal year 2000 and reviewing the interim financial statements included in our Quarterly Reports on Form 10-Q filed during fiscal year 2000.

        Financial Information Systems Design and Implementation Fees. We did not retain PricewaterhouseCoopers LLP for any services related to financial information systems design and implementation.

        All Other Fees. PricewaterhouseCoopers LLP billed us a total of $880,365 for all other services rendered to us that are not described above.

        The Audit Committee has considered whether the provision of services by PricewaterhouseCoopers LLP other than services rendered in connection with auditing our annual financial statements and reviewing our interim financial statements is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

                                                                      APPENDIX A

                          COMPENSATION COMMITTEE REPORT

        During the year ended December 31, 2000, TriZetto's Board, based upon the recommendations of the Compensation Committee, established the levels of compensation for TriZetto's executive officers.

        COMPENSATION POLICIES AND OBJECTIVES. TriZetto's executive compensation policy is designed to attract and retain exceptional executives by offering compensation for superior performance that is highly competitive with other well-managed organizations. The Compensation Committee measures executive performance on an individual and corporate basis. There are three components to TriZetto's executive compensation program, and each is consistent with the stated philosophy as follows:

                Base Salary. Base salaries for executives and other key employees are determined by individual financial and non-financial performance, position in salary range and general economic conditions of TriZetto. For purposes of administering base pay, all executive positions are evaluated and placed in appropriate salary grades. Salary range midpoint levels are reviewed on an annual basis to ensure competitiveness with a peer group of comparable companies. In recommending salaries for executive officers, the Compensation Committee
        (i) reviews the historical performance of the executives, and (ii) formally reviews specific information provided by TriZetto's accountants and other consultants, as necessary, with respect to the competitiveness of salaries paid to TriZetto's executives.

                Annual Bonus. Annual bonuses for executives and other key employees are tied directly to TriZetto's financial performance as well as individual performance. Annual cash bonuses are designed to reward executives for achievements of corporate, financial and operational goals and are intended to reward the achievement of outstanding performance. When certain objective and subjective performance goals are not met, annual bonuses would be reduced or not paid. The bonuses paid in February 2001 for fiscal year 2000 were based upon TriZetto's financial performance and each individual's performance during 2000.

                Long-Term Incentives. The purpose of these plans is to create an opportunity for executives and other key employees to share in the enhancement of stockholder value through stock options. The overall goal of this component of pay is to create a strong link between TriZetto's management and TriZetto's stockholders through management stock ownership and the achievement of specific corporate financial measures that result in the appreciation of TriZetto's share price. Stock options are awarded and in some instances, vesting is accelerated, if TriZetto's goals and individual goals are achieved or exceeded. The Compensation Committee generally has followed the practice of granting options on terms that provide that the options become exercisable in cumulative annual installments over a four-year period. The Compensation Committee believes that this feature not only provides an employee retention factor but also makes longer-term growth in share prices important for those receiving options.

        FISCAL YEAR 2001 COMPENSATION. TriZetto is required to disclose its policy regarding qualifying executive compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to any of TriZetto's executive officers for fiscal 2001 will exceed the $1 million limit per officer. TriZetto's First Amended and Restated 1998 Stock Option Plan is structured so that any compensation deemed paid to an executive officer upon exercise of an outstanding option under the plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation that will not be subject to the $1 million limitation.

                                        Respectfully submitted,

                                        Paul F. LeFort
                                        Donald J. Lothrop



        The material in this report is not "soliciting material" and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of TriZetto under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                                                      APPENDIX B

                             AUDIT COMMITTEE REPORT


        In accordance with the Audit Committee Charter, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of TriZetto. The Audit Committee has:


                (1) reviewed and discussed TriZetto's audited financial statements with management;


                (2) discussed the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of TriZetto's financial statements, with PricewaterhouseCoopers LLP, TriZetto's independent accountants; and


                (3) reviewed the written disclosures and the letter from PricewaterhouseCoopers, LLP, required by the Independence Standards Board Standard No. 1, which relates to the accountants' independence from TriZetto and its related entities, and has discussed with PricewaterhouseCoopers, LLP their independence from TriZetto.

        Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in TriZetto's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.


                                        Respectfully submitted,

                                        William E. Fisher
                                        Eric D. Sipf
                                        David M. Thomas


        The material in this report is not "soliciting material" and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of TriZetto under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                                                      APPENDIX C


                                   AUDIT COMMITTEE CHARTER



AUDIT COMMITTEE PURPOSE

        The Board of Directors is the ultimate corporate governance body of The TriZetto Group, Inc. As such, the Board is charged with overseeing all material aspects of TriZetto's operations. In order to maintain and promote the integrity and credibility of the financial reporting and disclosure practices of TriZetto, to establish and maintain an adequate system of internal control, and to assure compliance with applicable laws, the primary function of the Audit Committee shall be to assist the Board in fulfilling its oversight responsibilities in the areas of corporate accounting and financial reporting purposes. The Audit Committee's role will culminate with the annual preparation of TriZetto's audited financial statements, which the Audit Committee will recommend to the Board as provided herein.

AUDIT COMMITTEE MEMBERSHIP AND QUALIFICATION

        Unless otherwise set forth herein, the Audit Committee shall consist of three or more independent directors. "Independent director" means a person other than an officer or employee of TriZetto or its subsidiaries or any other individual having a relationship, which, in the opinion of TriZetto's Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of an Audit Committee member.

        The following persons shall not be considered independent:

        (a) a director who is employed by TriZetto or any of its affiliates for the current year or any of the past three years;

        (b) a director who accepts any compensation from TriZetto or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

        (c) a director who is a member of the "immediate family," or person residing in such person's home, of an individual who is, or has been in any of the past three years, employed by TriZetto or any of its affiliates as an executive officer;

        (d) a director who is a partner in, or a controlling stockholder or an executive officer of, any for-profit business organization to which TriZetto made, or from which TriZetto received, payments (other than those arising solely from investments in TriZetto's securities) that exceed 5% of TriZetto's or the business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

        (e) a director who is employed as an executive of another entity where any of TriZetto's executives serve on that entity's compensation committee.

        Audit Committee members shall be able to read and understand fundamental financial statements, including TriZetto's balance sheet, income statement and statement of cash flow, or will become able to do so within a reasonable period of time after appointment to the Audit Committee. Additionally, at least one member shall have past employment experience in finance or accounting, personal certification in accounting, or any other comparable experience or background which results in the member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

        Notwithstanding the foregoing, one director who is not independent, may be appointed to the Audit Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee is required by the best interests of TriZetto and its stockholders, and the Board discloses, in the next annual proxy statement, the nature of the relationship and the reasons for the determination.

STRUCTURE

        The Board shall appoint the Audit Committee members in accordance with the preceding independence requirements. Each appointment shall be for an indefinite term, but the Board may remove Audit Committee members at any time. If an Audit Committee member is removed or resigns from the Audit Committee, he or she shall serve until a successor is appointed.

        The Audit Committee shall elect a chairperson annually. The chairperson shall create the agenda for Audit Committee meetings and otherwise preside over Audit Committee meetings. It is expected that the chairperson will ask for management and key Audit Committee advisors (e.g., director/manager of TriZetto internal audit, TriZetto legal counsel, and TriZetto external auditors) to participate in Audit Committee meetings as appropriate.

MEETINGS

        The Audit Committee shall meet in person or telephonically as frequently as circumstances dictate, but in no event less than four times annually (ideally, once within 45 days from the end of each fiscal quarter). Additional meetings shall be scheduled as considered necessary by the Audit Committee chairperson. Minutes of all meetings shall be recorded and maintained by the Audit Committee.

REPORTING TO THE BOARD

        The Audit Committee chairperson shall formally report (whether as required pursuant to specific requirements herein or otherwise) to the Board at least semi-annually. In addition, summaries of Audit Committee minutes for all Audit Committee meetings shall be made available to the Board.

QUORUM

        A majority of the appointed Audit Committee members shall constitute a quorum and shall be able to conduct the Audit Committee's business.

AUDIT COMMITTEE EXPECTATIONS AND INFORMATION NEEDS

        The Audit Committee shall communicate its expectations regarding the nature, timing, and extent of its information needs to management, internal audit, and external parties including external auditors.

AUTHORITY

        The Audit Committee has authority to:

        - Conduct such studies, analyses, and evaluations necessary to perform the duties and fulfill the responsibilities assigned to it by the Board;

        - Have full and independent access to TriZetto personnel, after first notifying the Chief Executive Officer or the Chief Financial Officer of the intention to interview personnel;

        - Have full and independent access to TriZetto's financial and other information;

        - Seek and employ such outside consulting assistance as it determines necessary to fulfill its responsibilities; and

        - Take or cause to be taken all necessary action in order to implement and carry out its responsibilities pursuant to this charter.

DUTIES AND RESPONSIBILITIES

        The Audit Committee believes its responsibilities shall remain flexible, in order to meet with changing conditions and to assure the Board, TriZetto stockholders and the investment community that the corporate accounting and reporting policies comply with and are in accordance with the requirements of applicable law and business ethics. The responsibilities and functions set forth are designed as a guideline for the Audit Committee and may be revised at any time by the Audit Committee or the Board.

        Internal Control

        - Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities;

        - Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management; and

        - Ensure that the external auditors keep the Audit Committee informed about fraud, illegal acts, deficiencies in internal control and certain other matters.

        General Financial Reporting

        - Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on TriZetto's financial statements;

        - Ask management and the internal and external auditors about significant risks and exposures and the plans to minimize such risks;

        - Ensure that the external auditors communicate certain required matters to the Audit Committee.

        Annual Financial Statements

        - Review the annual financial statements and determine whether they are complete and consistent with the information known to the Audit Committee members, and assess whether the financial statements reflect appropriate accounting principles;

        - Meet with management and the external auditors to review the financial statements and the results of the audit;

        - Consider management's handling of proposed audit adjustments identified by the external auditors;

        - Review the MD&A and other sections of the annual report before its release and consider whether the information is adequate and consistent with each Audit Committee member's knowledge about TriZetto and its operations; and

        Interim Financial Statements

        - Gain knowledge on how management develops and summarizes quarterly financial information, the extent of internal audit involvement, the extent to which the external auditors review quarterly financial information, and whether the review complies with SEC and Nasdaq regulations;

        - Meet with management and external auditors to review the interim financial statements and the results of the review;

        - Gain insight into the fairness of the interim statements and disclosures;

        - Obtain explanations from management and from the external and internal auditors on whether: (a) actual financial results varied significantly from budgeted or projected results; (b) changes in financial ratios and relationships in the interim financial statements are consistent with TriZetto's operations and financing practices; (c) generally accepted accounting principles have been consistently applied; (d) there are any actual or proposed changes in accounting or financial reporting practices; (e) there are any significant or unusual events or transactions; (f) TriZetto's financial and operating controls are functioning effectively; (g) TriZetto has complied with the terms of credit facilities; and (h) the interim financial statements contain adequate and appropriate disclosures.

        Compliance with Laws and Regulations

        - Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;

        - Periodically obtain updates from management, general counsel, and tax director regarding compliance;

        - Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements; and

        - Review the findings of any examinations by regulatory agencies such as the SEC.

        Internal Audit

        - Review the activities and organizational structure of the internal audit function;

        - Review the qualifications of the internal audit function and concur in the appointment, replacement, reassignment, or dismissal of the director of internal audit; and

        -       Review the effectiveness of the internal audit function.

        External Audit

        -       Review the external auditors' proposed audit scope and approach;

        - Review the performance of the external auditors and recommend to the Board the appointment or discharge of the external auditors; and

        - Review and confirm the independence of the external auditors by reviewing the non-audit services provided and the auditors' assertion of their independence in accordance with professional standards.

        Other Responsibilities

        - Meet with the external auditors, director of internal audit, and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately;

        - Ensure that significant findings and recommendations made by the internal and external auditors are received and discussed on a timely basis;

        - Review, with TriZetto's counsel, any legal matters that could have a significant impact on TriZetto's financial statements;

        - Review the policies and procedures in effect for considering officers' expenses and perquisites;

        - If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

        -       Perform other oversight functions as requested by the full
                Board; and

        - Review and update the charter as necessary and receive approval of changes from the Board.

        Reporting Responsibilities

        - Regularly update the Board about Audit Committee activities and make appropriate recommendations.

ANNUAL AUDIT COMMITTEE REPORT

        The Audit Committee shall prepare an annual Audit Committee report. The Audit Committee will prepare the report with the understanding that its representations will in used by the Board and TriZetto to comply with SEC regulations. The Audit Committee Report shall represent that the Audit
Committee:

        (a) reviewed and discussed TriZetto's audited financial statements with management;

        (b) discussed with TriZetto's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of TriZetto's financial statements;

        (c) reviewed the written disclosures and the letter from TriZetto's independent accountants, required by the Independence Standards Board Standard No. 1, which relates to the accountant's independence from TriZetto and its related entities, and has discussed with TriZetto's independent accountants their independence from TriZetto;

        (d) that, based on the review and discussions referred to above, the Audit Committee recommends (or declines to recommend) to the Board of Directors that the audited financial statements be included in TriZetto's Annual Report on Form 10-K for the last fiscal year for filing with the SEC; and

        (e) that the individual Audit Committee members, and the Audit Committee in the aggregate, complies with the Audit Committee Membership requirements set forth in this charter.

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

PROXY                       THE TRIZETTO GROUP, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 16, 2001

    The undersigned hereby nominates, constitutes and appoints Jeffrey H. Margolis and Michael J. Sunderland, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of THE TRIZETTO GROUP, INC. which the undersigned is entitled to represent and vote at the 2001 Annual Meeting of Stockholders of TriZetto to be held at the Hyatt Regency Irvine, 17900 Jamboree Boulevard, Irvine, California 92614 on May 16, 2001, at 2:00 p.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

             THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3
1.  Election of Directors:

   [ ] FOR the nominees listed below          [ ] WITHHOLD AUTHORITY to vote for
                                                  the following nominee(s):

                               print or type name of nominee(s)

   Election of the following nominees as director: William E. Fisher, David M. Thomas

2. Amendment of TriZetto's First Amended and Restated 1998 Stock Option Plan to increase the number of shares subject thereto by 1,800,000 for a total of 9,000,000 shares of common stock:

               [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

3.  Ratification of PricewaterhouseCoopers LLP as independent auditors:

               [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

4. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

         IMPORTANT-PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, "FOR" AMENDMENT INCREASING THE NUMBER OF SHARES AVAILABLE UNDER THE FIRST AMENDED AND RESTATED 1998 STOCK OPTION PLAN AND "FOR" RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

                                                       Date

                                                       ------------------------,
                                                       2001

                                                       -------------------------
                                                             (Signature of
                                                             stockholder)

                                                       Please sign your name
                                                       exactly as it appears
                                                       hereon. Executors,
                                                       administrators,
                                                       guardians, officers of
                                                       corporations and others
                                                       signing in a fiduciary
                                                       capacity should state
                                                       their full titles as
                                                       such.

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.